UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934 (Amendment No. )
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SKILLSOFT PUBLIC LIMITED COMPANY

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SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park
Clonskeagh
Dublin 4, Ireland

March 10, 2008

To the Shareholders of SkillSoft Public Limited Company:

We are holding an Extraordinary General Meeting of shareholders to seek your approval of a share purchase program to allow us and/or certain of our subsidiaries to purchase our shares out of profits available for distribution, which we believe to be beneficial to us and our shareholders and a means of seeking to enhance shareholder value. In addition, we believe that allowing our subsidiaries to purchase our shares provides us with greater flexibility to purchase our shares using profits available for distribution at the subsidiary level. The Extraordinary General Meeting will take place at 8:00 a.m. local time on April 8, 2008 at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland.

Enclosed in this package is our proxy statement soliciting your approval of the proposal described above. I urge you to read and consider these materials carefully. Please complete, sign, date and return your proxy form in the enclosed envelope.

On behalf of our board of directors, thank you for your continued support.

Sincerely,

Charles E. Moran
Chief Executive Officer

Preliminary Copy

SKILLSOFT PUBLIC LIMITED COMPANY

(REGISTERED IN IRELAND — NO. 148294)

NOTICE OF EXTRAORDINARY GENERAL MEETING

Notice is Hereby Given that an EXTRAORDINARY GENERAL MEETING of SkillSoft Public Limited Company (“SkillSoft”), a company incorporated under the laws of Ireland, will be held at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland on April 8, 2008, at 8:00 a.m., local time (the “Meeting”), for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as a special resolution:

SPECIAL RESOLUTION

THAT, subject to compliance with all applicable laws, the terms of the share purchase agreement proposed to be entered into among SkillSoft, CBT (Technology) Limited and SkillSoft Finance Limited (each, a subsidiary of SkillSoft) and Credit Suisse Securities (USA) LLC (the “Agreement”) relating to the right to purchase by SkillSoft and/or CBT (Technology) Limited and/or SkillSoft Finance Limited and/or any other subsidiary of SkillSoft nominated by SkillSoft under the Agreement (each, a “Nominated Subsidiary”) up to an aggregate of 10,000,000 of SkillSoft’s ordinary shares (represented by American Depositary Shares (“ADSs”)) (subject to adjustment as provided for in the Agreement), a copy of which Agreement has been available for inspection by the members of SkillSoft in accordance with Section 213(5) of the Companies Act 1990 (the “1990 Act”), be and the same is hereby approved and authorized for the purposes of Part XI of the 1990 Act, provided that this authority shall expire at the close of business on October 7, 2009 unless previously renewed, varied or revoked in accordance with Section 213 of the 1990 Act. SkillSoft and/or CBT (Technology) Limited and/or SkillSoft Finance Limited and/or any Nominated Subsidiary shall be entitled under such authority or under any renewal thereof to enter into, at any time prior to the expiry of such authority, a contract of purchase, which would or might be wholly executed after such expiry and may complete any such contract as if the authority hereby conferred had not expired. All ordinary shares (represented by ADSs) purchased by SkillSoft pursuant to the Agreement shall either be cancelled upon their purchase or held as treasury shares at the option of SkillSoft’s Board of Directors. All ordinary shares (represented by ADSs) purchased by any Nominated Subsidiary pursuant to the Agreement shall, for the purposes of the consolidated accounts prepared by SkillSoft, be treated in the same manner as treasury shares, the subsidiary shall not be entitled to exercise any voting rights in respect of any such shares and the profits of such subsidiary for distribution will be restricted by an amount equal to the total cost of such shares. For the purposes of this resolution “subsidiary” shall have the meaning ascribed to it in Section 155 of the Companies Act 1963 as extended by Regulation 4 of the European Communities (Public Limited Companies Subsidiaries) Regulations 1997.

By Order of the Board

Charles E. Moran
Chief Executive Officer

March 10, 2008

Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

1.  The foregoing item of business is more fully described and explained in the proxy statement accompanying this Notice. You are urged to read the proxy statement carefully.

2.  Those holders of ordinary shares whose names appear in the Register of Members of SkillSoft (“Members”) on the date the proxy statement is dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting and any adjournment of the Meeting. Members may obtain directions to the location of the Meeting by contacting SkillSoft PLC at: 603-324-3000.

3.  Holders of SkillSoft’s ADSs may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York has set March 3, 2008, which is as close as practicable to the record date of February 27, 2008 set by SkillSoft (for holders of ADSs), as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

4.  A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of SkillSoft. To be valid, proxy forms must be deposited with SkillSoft’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Meeting (not later than 8:00 am on April 6, 2008) or adjourned Extraordinary General Meeting. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form. In the event that the Meeting is adjourned to a date that is less than seven days after the date of the Meeting, the proxy forms may be deposited with SkillSoft’s Secretary at the commencement of the adjourned meeting.

5.  A copy of the proposed share purchase agreement will be on display at the registered office of SkillSoft and available for inspection by Members for the 21 days immediately preceding the Meeting, and will be available for inspection at the Meeting.

6.  All currency referenced in this proxy statement is represented in U.S. dollars, unless otherwise indicated.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary
General Meeting of Shareholders to be Held on April 8, 2008:

This proxy statement is available for viewing, printing and downloading at
www.skillsoft.com/April2008EGM

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

i

Preliminary Copy

SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park
Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

GENERAL INFORMATION CONCERNING THE EXTRAORDINARY GENERAL MEETING

General

The enclosed proxy is solicited on behalf of SkillSoft Public Limited Company for use at the Extraordinary General Meeting of Shareholders to be held on April 8, 2008 at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland at 8:00 a.m., local time, or at any adjournment of the Extraordinary General Meeting, for the purpose set forth in the accompanying Notice of Extraordinary General Meeting.

In this proxy statement, we refer to SkillSoft PLC as “SkillSoft,” “we” and “us.”

These proxy solicitation materials are being mailed on or about March 14, 2008 to ADS holders and to all ordinary shareholders entitled to attend and vote at the Extraordinary General Meeting as of such date.

Record Date

Record Date for Holders of our Ordinary Shares.  Holders of our ordinary shares, or Members, whose names appear in the Register of Members maintained by our registrars, Computershare Investor Services (Ireland) Limited, on the date the proxy statement is mailed to Members are entitled to receive notice of the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. In addition, any person who is a Member on the date of the Extraordinary General Meeting is entitled to attend and vote at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

Record Date for Holders of our ADSs.  The Bank of New York, as the registrar and transfer agent for our ADSs, as well as the depositary for the ordinary shares represented by the ADSs, has fixed the close of business on March 3, 2008, which date is as close as practicable to the record date of February 27, 2008 set by us, as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

As of March 3, 2008, there were [          ] of our ordinary shares, par value € 0.11 per share, issued and outstanding held by approximately [     ] holders of record. As of March 3, 2008, there were [          ] of our ADSs issued and outstanding. Each ADS represents one ordinary share. The ADSs are quoted on the NASDAQ Global Select Market under the symbol “SKIL.” As of March 3, 2008, there were approximately [     ] registered holders of our ADSs. The ordinary shares represented by the ADSs are owned of record by BNY (Nominees) Limited on behalf of The Bank of New York.

Quorum

To conduct business at the Extraordinary General Meeting, a quorum must be present. Our Articles of Association provide that the presence at an Extraordinary General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Extraordinary General Meeting who together hold not less than one-third of our voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. We will treat ordinary shares represented by a properly signed and returned proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for a vote) as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.

Share Purchase Proposal Vote Required

The affirmative vote of the holders of three-fourths of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Extraordinary General Meeting is required to approve the share purchase agreement.

Voting of Ordinary Shares

Generally.  Votes may be given at the Extraordinary General Meeting either personally or by proxy. Voting at the Extraordinary General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chair of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Companies Acts 1963 to 2006 of Ireland, be demanded by: (i) the chair of the meeting, (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting, (iii) any Member or Members present (in person or by proxy) representing in the aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting or (iv) a Member or Members present (in person or by proxy) holding our shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

Proxies.  Ordinary shares represented by a properly signed and dated proxy will be voted at the Extraordinary General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of the proposal presented at the Extraordinary General Meeting as more fully described in this proxy statement. Subject to any limitations imposed by applicable law and regulations, a proxy holder may vote the proxy in his or her discretion as to any other matter which may properly come before the Extraordinary General Meeting.

Abstentions.  A properly executed proxy marked ABSTAIN will be counted as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Extraordinary General Meeting. An abstention will not have an effect on the vote for the proposal to be voted upon at the meeting. Shares held by Members who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the proposal to be acted on at the Extraordinary General Meeting.

Voting of ADSs

Generally.  Holders of ADSs may not vote at the Extraordinary General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among SkillSoft, The Bank of New York and the owners and beneficial owners of ADSs, to vote all of our ordinary shares represented by ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

Record Date; Notice of Extraordinary General Meeting.  Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by us for the purpose of such meeting or, if different, as close to the date established by us as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

Upon receipt of notice of any of our meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by us, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from us;

•	a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and our Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•	a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and our Articles of Association; and

•	a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, and if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by us.

Voting of Ordinary Shares Underlying ADSs.  Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to our Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

ADSs purchased by us or our subsidiaries under a share purchase program cannot be voted.

Discretionary Proxies.  The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by us with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given if we notify The Bank of New York, and we have agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•	a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by our management (i.e., a contest);

•	relates to a merger or consolidation in limited circumstances involving a merger between SkillSoft and a wholly-owned subsidiary;

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preference shares or increases the authorized amount of existing preference shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•	involves the waiver or modification of preemptive rights, except when the proposal is to waive such rights for ordinary shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of our outstanding ordinary shares;

•	alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and the proposal involves a change in the number of directors by not more than 10% or not more than one;

•	changes existing quorum requirements for shareholder meetings;

•	authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to our directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when a plan is amended to extend its duration, we shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

•	authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of our average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring the annual costs above 10% of such average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by such unions, and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan;

•	changes our purposes or powers to an extent which would permit us to change to a materially different line of business and our stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of our previously outstanding ADSs and ordinary shares;

•	authorizes the sale or other disposition of 20% or more of our assets or earning power as measured prior to the closing of the transactions;

•	authorizes a transaction which is not in the ordinary course of business in which an officer, director or substantial security holder of SkillSoft has a direct or indirect interest; or

•	reduces our earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.

The proposal to be acted upon at the Extraordinary General Meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by us where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares for which no instruction has been given.

Inspection of Reports.  The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by us pursuant to the Deposit Agreements.

Expenses of Solicitation of Proxies

We will pay the cost of preparing, assembling, posting on the designated website, printing and mailing the proxy statement, the Notice of Extraordinary General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Extraordinary General Meeting. Following the original mailing of the proxies and other solicitation materials, we will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.

In addition to solicitation by mail, directors, officers and key employees of SkillSoft may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Revocability of Proxies

You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

•	If you are a holder of our ordinary shares: Computershare Investor Services (Ireland) Limited P.O. Box 954 Heron House Corrig Road Sandyford Industrial Estate
Dublin 18, Ireland
Fax: +353 1 2163183

•	If you are a holder of our ADSs: The Bank of New York 101 Barclay Street New York, New York 10286 Attention: Maura Keyes Fax: 212-571-3050

•	submitting a new signed proxy with a later date to us, if you are a holder of ordinary shares, or to The Bank of New York, if you are a holder of ADSs; or

•	if you are a holder of ordinary shares, attending the Extraordinary General Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of January 31, 2008 with respect to the beneficial ownership of our ADSs by:

•	each person known by us to own beneficially more than 5% of our outstanding securities;

•	each director;

•	our named executive officers; and

•	our current directors and executive officers as a group.

The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs representing the ordinary shares which the individual has the right to acquire on or before March 31, 2008 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity, any shares which that person or entity has the right to acquire on or before March 31, 2008 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

As of January 31, 2008, we had approximately 111,663,813 ordinary shares outstanding. Our shareholders may elect to hold their respective shares of our outstanding securities in the form of ordinary shares or ADSs. In addition, holders of options to purchase ordinary shares of SkillSoft may, upon exercise of their options, elect to receive such ordinary shares in the form of ADSs. The 5% shareholders, directors and executive officers identified in the following table hold their respective shares of SkillSoft outstanding securities in the form of ADSs.

	Amount and Nature of
Name and Address	Beneficial Ownership Percentage
of Beneficial Owner	ADSs	Owned%

5% Shareholders
Columbia Wanger Asset Management, L.P.(1)	22,174,500	19.9
Westfield Capital Management Company LLC(2)	8,312,699	7.5
Wells Fargo & Company(3)	7,078,591	6.3
Capital World Investors(4)	6,500,000	5.8

Directors
Charles E. Moran(5)	3,769,320	3.3
James S. Krzywicki(6)	185,500	*
Ferdinand von Prondzynski(7)	62,510	*
P. Howard Edelstein(8)	62,500	*
Stewart K.P. Gross(9)	62,500	*
William F. Meagher, Jr.(10)	53,500	*

Other Named Executive Officers
Jerald A. Nine(11)	1,773,487	1.6
Mark A. Townsend(12)	1,603,841	1.4
Thomas J. McDonald(13)	1,504,971	1.3
Colm M. Darcy(14)	486,534	*
All current directors and executive officers as a group (11 persons)(15)	9,697,071	8.2

*	Less than 1%

(1)	On January 29, 2008, Columbia Wanger Asset Management, L.P. (“WAM”) filed Amendment No. 7 to Schedule 13G with the SEC reporting beneficial ownership with respect to 22,174,500 ADSs, consisting of 20,774,500 ADSs for which WAM has sole voting power, 1,400,000 for which WAM has shared voting power and 22,174,500 ADSs for which WAM has sole dispositive power. This information is reported in reliance on such filing. WAM is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. The shares reported include the shares held by Columbia Acorn Trust (“Acorn”), a Massachusetts business trust that is a discretionary client of WAM. Acorn holds 17.1% of our shares. WAM and Acorn file jointly pursuant to a Joint Filing Agreement dated January 29, 2008 among WAM and Acorn. The address of WAM is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(2)	On January 10, 2008, Westfield Capital Management, Co., LLC (“Westfield Capital”) filed Amendment No. 4 to Schedule 13G with the SEC reporting beneficial ownership with respect to 8,312,699 ADSs, consisting of 5,682,758 ADSs for which Westfield Capital has sole voting power and 8,312,699 ADSs for which Westfield Capital has sole dispositive power. This information is reported in reliance on such filing. None of these shares are owned of record by Westfield Capital, and are owned of record by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield Capital as an investment advisor. Westfield Capital is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act. Westfield Capital disclaims any beneficial interest in such shares. The address of Westfield Capital is 1 Financial Center, Boston, Massachusetts 02111.

(3)	On February 6, 2008, Wells Fargo & Company (“Wells Fargo”) filed a Schedule 13G with the SEC reporting beneficial ownership with respect to 7,078,591 ADSs, consisting of 5,082,271 ADSs for which Wells Fargo has sole voting power and 7,078,591 ADSs for which Wells Fargo has sole dispositive power. This information is reported in reliance on such filing. Wells Fargo is a holding company in accordance with Rule 13d-1(b)(1)(ii) under the Exchange Act. The shares reported include the shares held by Wells Capital Management Incorporated (“Wells Capital”), a subsidiary of Wells Fargo. Wells Capital holds 5.1% of our shares. The address of Wells Fargo is 420 Montgomery Street, San Francisco, California 94163.

(4)	On February 11, 2008, Capital World Investors (“Capital World”), a division of Capital Research and Management Company, filed a Schedule 13G with the SEC reporting beneficial ownership with respect to 6,500,000 ADSs. This information is reported in reliance on such filing. Capital World is deemed to be the beneficial owner of 6,500,000 shares as a result of Capital Research Management Company acting as investment adviser to various investment companies. The address of Capital World is 333 South Hope Street, Los Angeles, California 90071.

(5)	Represents 2,329,657 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 2,367 ADSs held in a family trust of which Mr. Moran is a trustee, and 1,437,285 ADSs beneficially owned by Mr. Moran’s wife, as trustee of various trusts for the benefit of Mr. Moran’s children.

(6)	Includes 182,500 ADSs issuable upon exercise of share options held by Mr. Krzywicki.

(7)	Includes 62,500 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.

(8)	Represents 62,500 ADSs issuable upon exercise of share options held by Mr. Edelstein.

(9)	Represents 62,500 ADSs issuable upon exercise of share options held by Mr. Gross.

(10)	Includes 52,500 ADSs issuable upon exercise of share options held by Mr. Meagher.

(11)	Includes 1,390,922 ADSs issuable upon exercise of share options held by Mr. Nine and 332,244 ADSs held by Mr. Nine’s wife as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the shares held in trust.

(12)	Includes 1,095,890 ADSs issuable upon exercise of share options held by Mr. Townsend and 59,185 ADSs beneficially owned by Mr. Townsend’s wife as trustee of the MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in trust.

(13)	Includes 1,433,698 ADSs issuable upon exercise of share options held by Mr. McDonald, 1,953 ADSs beneficially owned by Mr. McDonald’s wife, as trustee for the benefit of Mr. McDonald’s family and 3,906 owned by Mr. McDonald’s daughters. Mr. McDonald disclaims beneficial ownership of the shares held in trust and by his daughters.

(14)	Represents 486,534 ADSs issuable upon exercise of share options held by Mr. Darcy.

(15)	Includes 7,278,888 ADSs issuable upon exercise of share options by all current directors and officers as a group.

SHARE PURCHASE PROPOSAL

General

By special resolution passed at an Extraordinary General Meeting of SkillSoft on September 24, 2004, Skillsoft’s shareholders approved a share purchase agreement among SkillSoft, CBT (Technology) Limited and SkillSoft Finance Limited (formerly known as CBT Finance Limited) (each, a subsidiary of SkillSoft) and Credit Suisse relating to the right to purchase SkillSoft’s ADSs. By special resolution passed at an Extraordinary General Meeting of SkillSoft on March 23, 2006, SkillSoft’s shareholders approved a new share purchase agreement among the parties above, which renewed and extended the authority to purchase SkillSoft’s ADSs (the “Prior Agreement”). Under the Prior Agreement, SkillSoft was entitled to nominate, in addition to CBT (Technology) Limited and SkillSoft Finance Limited, other subsidiaries to become entitled to purchase SkillSoft’s ADSs. By approving the Prior Agreement, SkillSoft’s shareholders provided SkillSoft’s Board of Directors and the board of directors of CBT (Technology) Limited, SkillSoft Finance Limited and each of the subsidiaries nominated by SkillSoft with the flexibility to respond quickly in making decisions to purchase SkillSoft’s ADSs without incurring undue delay or expense in order to seek shareholder approval prior to each share purchase. The Prior Agreement expired by its terms on September 22, 2007. As of September 22, 2007, CBT (Technology) Limited had purchased, and as of such date held, 6,533,884 ADSs representing 6,533,884 of SkillSoft’s ordinary shares. Neither SkillSoft nor any other subsidiary of SkillSoft has purchased ADSs or ordinary shares of SkillSoft.

The Board of Directors of SkillSoft is now proposing that a new share purchase program be entered into by the execution of a share purchase agreement (the “New Agreement”) among SkillSoft, CBT (Technology) Limited, SkillSoft Finance Limited and Credit Suisse on similar terms as the Prior Agreement, including the right by SkillSoft to nominate, in addition to CBT (Technology) Limited and SkillSoft Finance Limited, other subsidiaries to become entitled to purchase SkillSoft’s ADSs (each such subsidiary, CBT (Technology) Limited and SkillSoft Finance Limited, a “Purchasing Subsidiary”, and collectively, the “Purchasing Subsidiaries”), except that the maximum number of ADSs representing ordinary shares of SkillSoft available for purchase shall be 10,000,000 and the authority for making purchases under the New Agreement shall endure until October 7, 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE PROPOSAL

Summary of the Share Purchase Proposal

From time to time, the Board of Directors of SkillSoft (or a committee appointed by the Board constituted for that purpose), and/or the board of directors of one or more of the Purchasing Subsidiaries (or a committee of such board constituted for such purpose), may consider the purchase of ADSs (representing SkillSoft’s ordinary shares) to be beneficial to SkillSoft, its shareholders and, in the case of a purchase by a Purchasing Subsidiary, that Purchasing Subsidiary, and a means of seeking to enhance shareholder value. In making such decisions, SkillSoft’s Board of Directors (or a committee as the case may be), and, in the case of a purchase by a Purchasing Subsidiary, the board of directors of that subsidiary (or a committee as the case may be), take into account various factors including the trading price of SkillSoft’s ADSs, the Board of Directors’ assessment of SkillSoft’s business and prospects, the cash position and cash needs of the company making the purchase, and any restrictions under Irish law or under loan or other agreements of SkillSoft and its subsidiaries.

The Companies Act, 1990 of Ireland, as amended (the “1990 Act”) prohibits: (i) an Irish incorporated limited company from purchasing its own shares unless such purchases are made pursuant to either (1) market purchases or (2) off-market purchases made under a contract (contingent or otherwise) authorized in advance by a special resolution of the shareholders of the company; and (ii) a subsidiary of an Irish incorporated company from being a member of that holding company or from purchasing shares in that holding company unless such purchases are made pursuant to either (1) market purchases; or (2) off-market purchases made under a contract (contingent or otherwise) authorized in advance by a special resolution of the shareholders of both the subsidiary company and the holding company.

For Irish law purposes, market purchases are deemed to be made only through purchases on the Irish Stock Exchange. Since the securities of SkillSoft are publicly traded only on the NASDAQ Global Select Market and not the Irish Stock Exchange, the shares of SkillSoft cannot be purchased by SkillSoft and/or by any or all of the Purchasing Subsidiaries pursuant to market purchases but rather only through such shareholder approved off-market purchases.

Irish law only permits: (1) an Irish incorporated company to purchase its own shares only out of profits available for distribution to its members or the proceeds of a fresh issue of shares; and (2) a subsidiary company to purchase shares in its holding company out of profits available for distribution to the subsidiary company’s members.

Under the terms of the New Agreement, if approved, and in accordance with the requirements of Rule 10b-18 promulgated under the Exchange Act, SkillSoft and/or any or all of the Purchasing Subsidiaries may at any time and from time to time during the term of the New Agreement request Credit Suisse to purchase on the NASDAQ Global Select Market or in privately negotiated transactions up to an aggregate of 10,000,000 outstanding ADSs (representing 10,000,000 outstanding ordinary shares of SkillSoft) at a per share purchase price which complies with the requirements of Rule 10b-18 and to sell such securities to the company making such request at the price at which Credit Suisse purchased them. Any such purchases of ADSs may only be made by SkillSoft and/or by any or all of the Purchasing Subsidiaries out of its own distributable profits.

Certain of SkillSoft’s subsidiaries currently have profits available for distribution. However, SkillSoft currently has no profits available for distribution and therefore cannot effect the repurchase of its shares directly. By special resolution passed at the Annual General Meeting of SkillSoft on September 27, 2007, SkillSoft’s shareholders approved, subject to the confirmation of the High Court of Ireland (the “High Court”), a reduction of SkillSoft’s share capital by the cancellation of the whole amount standing to the credit of SkillSoft’s share premium account at the date of the Annual General Meeting (or such part thereof as the High Court may determine) (the “Share Capital Reduction”). The Share Capital Reduction, if permitted in full by the High Court, will eliminate SkillSoft’s accumulated deficit and (subject to any limitations or conditions that might be imposed by the High Court) create profits available for distribution, which, along with profits available for distribution of SkillSoft’s subsidiaries, can be applied by SkillSoft in implementing a share repurchase program. If the High Court does not approve the Share Capital Reduction (or does not approve a large enough portion thereof), it is likely that SkillSoft and its subsidiaries will not have enough profits available for distribution to repurchase all of the shares proposed to be authorized for repurchase under the New Agreement.

SkillSoft intends to make an application to the High Court shortly on the basis that, subject to any limitations or conditions that might be imposed by the High Court, the surplus “created” (i.e. the surplus of the share premium account over the accumulated deficit) would be considered a profit available for distribution by SkillSoft and accordingly, would be available for application in a share repurchase program implemented in accordance with the 1990 Act. Whether an order is granted pursuant to this application is at the discretion of the High Court. Until an order is obtained from the High Court (and filed with the Registrar of Companies), SkillSoft cannot effect the repurchase of its shares directly and all repurchases, if any, under the New Agreement, would be made by SkillSoft’s subsidiaries.

In addition, repurchases by SkillSoft or its subsidiaries under the New Agreement will be subject to certain limitations and restrictions contained in a credit agreement among SkillSoft, its subsidiary, SkillSoft Corporation, and Credit Suisse, Keybank National Association, Silicon Valley Bank and the lenders party thereto, entered into on

May 14, 2007 (the “Credit Agreement”). Pursuant to the Credit Agreement, so long as there is no event of default, SkillSoft and any subsidiary of SkillSoft may repurchase shares in SkillSoft provided that the aggregate payment made in connection with the repurchase, together with the aggregate amount of dividends to SkillSoft’s shareholders and distributions made by SkillSoft Corporation to SkillSoft to permit SkillSoft to make such dividends, repurchase its shares, or make certain other payments to employees of SkillSoft or its subsidiaries in any fiscal year shall not exceed an amount equal to the sum of 50% of excess cash flow (as defined in the Credit Agreement) for the immediately preceeding fiscal year (the “Base Amount”) plus the unused portion of any Base Amount from prior fiscal years.

In the event that there is any consolidation or sub division of ordinary shares or a bonus issue or scrip dividend of ordinary shares by SkillSoft (a “Share Adjustment”) during the term of the New Agreement then in such event the repurchase limit of 10,000,000 outstanding ADSs (representing 10,000,000 outstanding ordinary shares of SkillSoft) referred to in the New Agreement shall be adjusted so that the new number of ADSs (representing ordinary shares) shall be determined as follows: 10,000,000 multiplied by the quotient arrived at by dividing the total number of ordinary shares in the capital of SkillSoft in issue immediately after the Share Adjustment by the number of such shares in issue immediately before the Share Adjustment.

Under Section 213 of the 1990 Act, a special resolution of the Members cannot be effected to authorize a share purchase proposal if any member holding shares to which the share purchase proposal relates votes such shares in favor of the share purchase proposal and the resolution would not have been passed if such members had not done so. At the date of the Extraordinary General Meeting, SkillSoft and the Purchasing Subsidiaries will be unable to determine the exact number of ADSs that will be purchased by SkillSoft and/or the Purchasing Subsidiaries, pursuant to the New Agreement, or holders of such ADSs, and therefore cannot exclude the holders of such shares from voting on the share purchase proposal. Because of this uncertainty, even if the share purchase proposal is approved by the requisite vote of SkillSoft’s shareholders, the maximum number of ADSs which SkillSoft and the Purchasing Subsidiaries may actually purchase under the New Agreement will be reduced to an amount equal to the total number of “excess votes” cast in favor of the share purchase proposal if such amount is less than the figure of 10,000,000 ADSs. For this purpose, the “excess votes” are the total number of votes actually cast in favor of the proposal in excess of the total number of votes required to be cast to approve such proposal (i.e. 75% of the votes cast).

Under the terms of the New Agreement, SkillSoft or any Purchasing Subsidiary effecting the purchase agrees to pay a commission to Credit Suisse, which shall not in any event exceed $0.05 per ADS purchased.

The New Agreement will terminate on October 7, 2009 and will be governed by the laws of the State of New York.

As required by Section 213 of the 1990 Act, a copy of the New Agreement will be made available for inspection by the Members at the registered office of SkillSoft for the 21 days immediately preceding the date of the Extraordinary General Meeting and at the Extraordinary General Meeting itself.

All ordinary shares (represented by ADSs) purchased by SkillSoft pursuant to the New Agreement shall at the option of SkillSoft’s Board of Directors be either cancelled upon their purchase and in such case SkillSoft will instruct the custodian, BNY (Nominees) Limited, to cancel the underlying ordinary share certificates or alternatively shall be held as treasury shares. Under the 1990 Act, treasury shares (including shares in a company held by its subsidiaries) cannot exceed 10% of the issued share capital of a company. As of January 31, 2008, CBT Technology Limited held 6,533,884 ADSs representing ordinary shares in the capital of SkillSoft, which constituted approximately 6% of the issued share capital of SkillSoft as of such date.

All ordinary shares (represented by ADSs) purchased by any Purchasing Subsidiary pursuant to the New Agreement shall, for the purposes of the consolidated accounts prepared by SkillSoft, be treated in the same manner as treasury shares, the Purchasing Subsidiary shall not be entitled to exercise any voting rights in respect of any such shares and the profits of such Purchasing Subsidiary available for distribution will be restricted by an amount equal to the total cost of such shares for so long as such shares are held by such subsidiary.

Although it is the intention of SkillSoft and the Purchasing Subsidiaries (subject to the approval of their respective boards of directors and shareholders) to purchase shares if the shareholders approve this resolution, there is no assurance that SkillSoft and/or any or all of the Purchasing Subsidiaries will, in fact, make any share purchases or that they will purchase all of the 10,000,000 ordinary shares (represented by ADSs) referred to in this proposal.

ADDITIONAL INFORMATION

Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Extraordinary General Meeting other than the proposal described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC’s proxy rules, in accordance with their best judgment on such matters.

Shareholder Proposals To Be Presented at the 2008 Annual General Meeting

Proposals of SkillSoft’s shareholders that are intended for possible inclusion in the proxy statement and form of proxy relating to SkillSoft’s 2008 Annual General Meeting must satisfy the conditions established by the SEC for such proposals and must be received at SkillSoft’s U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than May 3, 2008 or, if SkillSoft changes the date of the 2008 Annual General Meeting by more than 30 days from the 2007 Annual General Meeting (September 27, 2007), a reasonable time before SkillSoft mails its proxy materials for the 2008 Annual General Meeting.

If matters which shareholders wish to present for action at the 2008 Annual General Meeting (other than matters included in SkillSoft’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) are not received by SkillSoft by July 17, 2008 or, if SkillSoft changes the date of the 2008 Annual General Meeting by more than 30 days from the corresponding date of the 2007 Annual General Meeting, a reasonable time before SkillSoft mails its proxy materials, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders are participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of SkillSoft’s proxy statement may have been sent to multiple shareholders in your household. SkillSoft will promptly deliver a separate copy of its proxy statement to you if you contact SkillSoft at the following address or phone number: SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, NH 03062 (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact SkillSoft at the above address and phone number.

By Order of the Board of Directors

Charles E. Moran
Chairman and Chief Executive Officer

March 10, 2008

The Board of Directors hopes that Members will attend the Extraordinary General Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Members who attend the meeting may vote their shares personally even though they have sent in their proxies.

Appendix A
SKILLSOFT PUBLIC LIMITED COMPANY (“SkillSoft”)
THIS PROXY FOR THE EXTRAORDINARY GENERAL MEETING IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned Member of SkillSoft, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and proxy statement, dated March 10, 2008 and hereby appoints Ferdinand von Prondzynski and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at SkillSoft’s Extraordinary General Meeting to be held at 8:00 a.m. on April 8, 2008 at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side hereof and in their discretion, subject to any limitations imposed by applicable law and regulations, as to any other matter which may properly come before the Extraordinary General Meeting including for the avoidance of doubt, any proposal to adjourn all or any matters proposed for consideration at the meeting.
     NOTES:
     1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Extraordinary General Meeting.
     2. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.
     3. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of SkillSoft in respect of the joint holding.
     4. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with SkillSoft’s Registrars, Computershare Investor Services (Ireland) Limited, P.O. Box 954, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Extraordinary General Meeting (i.e. 8:00 am on April 6, 2008) or adjourned Extraordinary General Meeting. In the event that the Extraordinary General Meeting is adjourned to a date that is less than seven days after the date of the Extraordinary General Meeting, the proxy form and the power of attorney or other authority may be deposited with SkillSoft Secretary at the commencement of the adjourned meeting.
     5. Any alterations made to this proxy form should be initialed.
     6. On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY IN THE ENVELOPE PROVIDED.
x           PLEASE MARK VOTES AS IN THIS EXAMPLE.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

		For	Against	Abstain

1.	To approve the terms of a share repurchase agreement to be entered into among SkillSoft Public Limited Company, CBT (Technology) Limited, SkillSoft Finance Limited and Credit Suisse Securities (USA) LLC.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE EXTRAORDINARY GENERAL MEETING		☐	MARK HERE, AND INDICATE BELOW, FOR A CHANGE OF ADDRESS	☐
     Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by an authorized person.

Date: ________________________, 2008	Date: ________________________, 2008

Signature:	Signature:

(Print Name):	(Print Name):

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